December 4, 2017

Reporters May Contact:
Jerry Dubrowski, Bank of America, 1.646.855.1195
jerome.f.dubrowski@bankofamerica.com

Investors May Contact:
Lee McEntire, Bank of America, 1.980.388.6780
Jonathan G. Blum, Bank of America (Fixed Income), 1.212.449.3112

Bank of America Announces Offers to Exchange
Certain of its Existing Notes for New Fixed/Floating Rate Senior Notes

CHARLOTTE - Bank of America Corporation (the “Corporation”) today announced the commencement of private offers (the “Exchange Offers”) for Eligible Holders (as defined below) of the Corporation’s outstanding debt securities listed in the tables below (collectively, the “Existing Notes”) to exchange such Existing Notes for new fixed/floating rate senior notes in two categories of Exchange Offers, on the terms and conditions set forth in the confidential offering memorandum (the “Offering Memorandum”) dated December 4, 2017, and the accompanying letter of transmittal (the “Letter of Transmittal”).

In the first category of Exchange Offers (the “2023 Exchange Offers”), the Corporation is offering to exchange the series of Existing Notes listed in the table immediately below for new Fixed/Floating Rate Senior Notes, due December 2023 (the “2023 New Fixed/Floating Rate Senior Notes”), subject to the Maximum 2023 New Notes Amount (as defined below).

CUSIP No.	Title of Security	Principal Amount Outstanding	Acceptance Priority Level	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread (bps)	Hypothetical Total Exchange Consideration(1)(2)
06051GDZ9	7.625% Senior Notes, due June 2019	$2,864,165,000	1	1.250% U.S.T due 5/31/19	FIT4	+20	$1,080.31
06051GEC9	5.625% Senior Notes, due July 2020	$3,000,000,000	2	1.625% U.S.T due 6/30/20	FIT5	+25	$1,085.21
06051GEE5	5.875% Senior Notes, due January 2021	$1,500,000,000	3	1.750% U.S.T due 12/31/20	FIT5	+30	$1,105.49
06051GEX3	2.600% Senior Notes, due January 2019	$3,750,000,000	4	1.125% U.S.T due 1/15/19	FIT4	+10	$1,008.27
06051GFD6	2.650% Senior Notes, due April 2019	$2,500,000,000	5	1.250% U.S.T due 3/31/19	FIT4	+10	$1,009.82
59018YN64	6.875% Senior Notes, due April 2018(3)	$5,500,000,000	6	0.750% U.S.T due 4/15/18	FIT3	+5	$1,018.78
06051GDX4	5.650% Senior Notes, due May 2018	$4,000,000,000	7	0.750% U.S.T due 4/30/18	FIT3	+5	$1,015.14
590188JN9	6.875% Senior Notes, due November 2018(3)(4)	$1,031,000,000	8	1.250% U.S.T due 11/15/18	FIT4	+5	$1,045.76
590188JF6	6.500% Senior Notes, due July 2018(3)(4)	$ 646,550,000	9	0.875% U.S.T due 7/15/18	FIT3	+5	$1,027.81

In the second category of Exchange Offers (the “2028 Exchange Offers”), the Corporation is offering to exchange the series of Existing Notes listed in the table immediately below for new Fixed/Floating Rate Senior Notes, due December 2028 (the “2028 New Fixed/Floating Rate Senior Notes”), subject to the Maximum 2028 New Notes Amount (as defined below).

CUSIP No.	Title of Security	Principal Amount Outstanding	Acceptance Priority Level	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread (bps)	Hypothetical Total Exchange Consideration(1)(2)
06051GEM7	5.700% Senior Notes, due January 2022	$2,250,000,000	1	2.000% U.S.T due 11/30/22	FIT1	+25	$1,127.56
06051GEH8	5.000% Senior Notes, due May 2021	$2,000,000,000	2	2.000% U.S.T due 11/30/22	FIT1	+15	$1,087.42
590188JB5	6.750% Senior Notes, due June 2028(3)	$ 250,000,000	3	2.250% U.S.T due 11/15/27	FIT1	+125	$1,266.05
06051GFS3	3.875% Senior Notes, due August 2025	$3,500,000,000	4	2.250% U.S.T due 11/15/27	FIT1	+72	$1,049.96
06051GFG9	4.875% Senior Notes, due April 2044	$1,500,000,000	5	2.750% U.S.T due 8/15/47	FIT1	+85	$1,202.98
59018YTM3	6.050% Senior Notes, due June 2034(3)	$ 100,000,000	6	2.750% U.S.T due 8/15/47	FIT1	+140	$1,216.09
06051GFF1	4.000% Senior Notes, due April 2024	$2,750,000,000	7	2.250% U.S.T due 11/15/27	FIT1	+58	$1,057.29
06053FAA7	4.100% Senior Notes, due July 2023	$2,000,000,000	8	2.000% U.S.T due 11/30/22	FIT1	+76	$1,060.53
06051GFB0	4.125% Senior Notes, due January 2024	$2,500,000,000	9	2.250% U.S.T due 11/15/27	FIT1	+54	$1,064.91
06051GFC8	5.000% Senior Notes, due January 2044	$2,000,000,000	10	2.750% U.S.T due 8/15/47	FIT1	+92	$1,209.66
06051GEN5	5.875% Senior Notes, due February 2042	$1,500,000,000	11	2.750% U.S.T due 8/15/47	FIT1	+110	$1,304.15

(1)
For each category of Exchange Offers, the Total Exchange Consideration (as defined below) is payable in a principal amount of the applicable series of New Notes (as defined below) specified in the tables above per each $1,000 principal amount of the specified series of Existing Notes validly tendered and not validly withdrawn at or prior to the Early Participation Date (as defined below) and accepted for exchange, and includes the Early Participation Premium (as defined below). Eligible Holders who validly tender Existing Notes after the Early Participation Date, but at or prior to the Expiration Date (as defined below), will receive the Exchange Consideration (as defined below) which does not include the Early Participation Premium. Neither the Total Exchange Consideration nor the Exchange Consideration includes accrued and unpaid interest on the Existing Notes, which will be payable in cash on Existing Notes accepted for exchange in addition to the Total Exchange Consideration or Exchange Consideration, as applicable, as described in the Offering Memorandum.

(2)
Hypotheticals are shown for illustrative purposes only. Actual amounts will be determined on the Price Determination Date (as defined below). The Corporation makes no representation with respect to the actual consideration that may be paid, and such amounts may be greater or less than those shown in the above tables. The hypothetical Total Exchange Consideration is the applicable hypothetical principal amount of the applicable series of New Notes issuable in respect of each $1,000 principal amount of the applicable series of Existing Notes validly tendered and not validly withdrawn at or prior to the Early Participation Date and accepted for exchange. The hypothetical Total Exchange Consideration is based on the fixed spread for the applicable series of Existing Notes plus the bid-side yield of the Reference U.S. Treasury Security for that series of Existing Notes appearing on the applicable Bloomberg Reference Page as of 11:00 a.m. (New York City time) on December 1, 2017.

(3)	Originally issued by Merrill Lynch & Co., Inc.

(4)	Listed on the Luxembourg Stock Exchange.

The principal amount of 2023 New Fixed/Floating Rate Senior Notes and 2028 New Fixed/Floating Rate Senior Notes (together, the “New Notes”) issuable in all of the Exchange Offers is initially limited to $4,000,000,000 (the “Overall New Notes Issuance Limit”), and the principal amount of New Notes issuable in each category of Exchange Offers is initially limited to $2,000,000,000 (the “Maximum 2023 New Notes Amount” or “Maximum 2028 New Notes Amount”). However, the Corporation intends to increase these limits to the extent necessary to allow the acceptance of all Existing Notes validly tendered and not validly withdrawn at or prior to the Early Participation Date up to an overall New Notes limit of $12,000,000,000 and a New Notes limit for each category of Exchange Offers of $6,000,000,000. In addition, the principal amount of each series of Existing Notes that is accepted pursuant to the Exchange Offers will be subject to the “acceptance priority level” (in numerical priority order) set forth in the tables above and as further described in the Offering Memorandum.

The “Price Determination Date” for the determination of the Total Exchange Consideration and the Exchange Consideration will be 11:00 a.m., New York City time, on December 18, 2017, unless the Early Participation Date is extended, in which case a new Price Determination Date may be established.

The “Total Exchange Consideration” for the Existing Notes of a series validly tendered at or prior to the Early Participation Date, and not validly withdrawn at or prior to the Withdrawal Deadline (as defined below), is equal to the discounted value on the expected Early Settlement Date (as defined below) of the remaining payments of principal and interest (excluding accrued interest) per $1,000 principal amount of the Existing Notes to the applicable maturity date of Existing Notes, using a yield equal to the sum of: (x) the bid-side yield on the applicable Reference U.S. Treasury Security set forth with respect to each series of Existing Notes in the tables above plus (y) the applicable fixed spread set forth with respect to each series of Existing Notes in the tables above. The Total Exchange Consideration includes the “Early Participation Premium” of $50 principal amount of the applicable series of New Notes for each $1,000 principal amount of Existing Notes validly tendered and not validly withdrawn at or prior to the Early Participation Date.

The “Exchange Consideration” for the Existing Notes validly tendered after the Early Participation Date but at or prior to the Expiration Date is equal to the Total Exchange Consideration minus the Early Participation Premium.

The “Early Settlement Date” is expected to be December 20, 2017, which is the third business day following the Early Participation Date, and the “Final Settlement Date” is expected to be January 8, 2018, which is the second business day following the Expiration Date.

The Exchange Offers will expire at 11:59 p.m., New York City time, on January 4, 2018, unless extended by the Corporation (the “Expiration Date”). To be eligible to receive the Total Exchange Consideration, which includes the Early Participation Premium, Eligible Holders must validly tender their Existing Notes at or prior to 5:00 p.m., New York City time, on December 15, 2017 (unless extended by the Corporation, the “Early Participation Date”). Valid tenders of Existing Notes may be validly withdrawn at any time at or prior to 5:00 p.m., New York City time, on December 15, 2017 (unless extended by the Corporation, the “Withdrawal Deadline”), but not thereafter, unless otherwise required by law.

Consummation of each Exchange Offer is subject to the satisfaction or waiver of certain conditions including (i) the condition that at least $1,000,000,000 of each series of New Notes be issued in the Exchange Offers, (ii) the condition that the Existing Notes and the New Notes receive certain accounting and tax treatment (as described in the Offering Memorandum) and (iii) the absence of certain adverse legal and market developments and other customary conditions. Each Exchange Offer may be amended, extended or terminated individually.

The Exchange Offers are only made, and copies of the documents relating to the Exchange Offers will only be made available, to a holder of Existing Notes who has certified in an eligibility letter (each, an “Eligible Holder”) certain matters to the Corporation, including its status as (i) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) a person outside the United States who is (a) not a “U.S. person” as defined in Rule 902 under the Securities Act, (b) not acting for the account or benefit of a U.S. person and (c) a “non-U.S. qualified offeree” as defined in the Offering Memorandum. Holders of Existing Notes who desire access to the electronic eligibility certification should contact D.F. King & Co., Inc., the information agent for the Exchange Offers, at 866-342-4881 (U.S. toll-free), 212-269-5550 (collect), or at bac@dfking.com. Holders that wish to receive the Offering Memorandum and the Letter of Transmittal can certify eligibility at http://www.dfking.com/bac.

If and when issued, the New Notes will not be registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. The Corporation will enter into a registration rights agreement with respect to the New Notes.

This press release is not an offer to sell or a solicitation of an offer to buy any security. The Exchange Offers are being made solely by the Offering Memorandum and only to such persons and in such jurisdictions as are permitted under applicable law.

This communication has not been approved by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this communication is not being directed at or communicated to persons within the United Kingdom save in circumstances where section 21(1) of the FSMA does not apply.

In particular, this communication is only addressed to and directed at: (A) in any Member State of the European Economic Area that has implemented the Prospectus Directive (as defined below) (a “Relevant Member State”), qualified investors in that Relevant Member State within the meaning of the Prospectus Directive and (B) (i) persons that are outside the United Kingdom or (ii) persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”)) or within Article 43 of the Financial Promotion Order or are high net-worth entities and other persons falling within article 69(2)(a) to (d) of the Financial Promotion Order, or to other persons to whom it may otherwise lawfully be communicated or caused to be communicated by virtue of an exemption to Section 21(1) of the FSMA or otherwise in circumstance where it does not apply (such persons together being “relevant persons”). The New Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such New Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on the Offering Memorandum or any of its contents. For purposes of the foregoing, the “Prospectus Directive” means the Prospectus Directive 2003/71/EC, as amended, including pursuant to Directive 2010/73/EU and includes any relevant implementing measure in a Relevant Member State.

Forward-looking statements

Certain statements in this news release represent the current expectations, plans or forecasts of Bank of America Corporation (“Bank of America”) based on available information and are forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements often use words like “expects,” “anticipates,” “believes,” “estimates,” “targets,” “intends,” “plans,” “predict,” “goal” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

Forward-looking statements represent Bank of America’s current expectations, plans or forecasts of its future results, revenues, expenses, efficiency ratio, capital measures, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of its future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks discussed under Item 1A. “Risk Factors” of Bank of America’s Annual Report on Form 10-K for the year ended December 31, 2016 and in any of Bank of America's other subsequent Securities and Exchange Commission filings.

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